UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018

VISTRA ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure

On November 14, 2018, pursuant to the Tax Receivable Agreement, dated as of October 3, 2016 (“Agreement”), entered into by and between Vistra Energy Corp. (f/k/a TEX Energy LLC) (“Company”) and American Stock Transfer & Trust Company, LLC, as transfer agent (“Transfer Agent”), pursuant to which the respective holders (“Holders”) of certain rights thereunder have beneficial interests in certain payments in respect of cumulative tax benefits realized by the Company (together with other benefits appertaining to such Holders, the “TRA Rights”), the Company provided notice to such Holders of an annual tax payment to be made in accordance with the terms of the Agreement.

For the subject taxable year of 2017, an annual tax payment with an aggregate value of approximately $16.3 million (which represents $15,394,557 as a return of basis and $943,047 as interest income) will be paid on December 3, 2018 to Holders of record as of November 26, 2018. The Company estimates the value of each TRA Right on October 3, 2016 (the “TCEH Effective Date”) to equal $2.99924 and the Company has made approximately $25.9 million of prior payments in respect of the TRA Rights.

Under Federal income tax law, paying agents may be required to withhold up to 30% of the interest income amount to be paid to particular Holders for their proportion of ownership of the TRA Rights if such Holder has failed to furnish a taxpayer identification number certified to be correct under penalties of perjury. Holders with questions regarding such withholdings may contact the Transfer Agent by phone at 1-800-937-5449 to inquire on the status of the account.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Energy Corp.

Dated: November 15, 2018	/s/ Kristopher E. Moldovan
	Name:	Kristopher E. Moldovan
	Title:	Senior Vice President and Treasurer